AGRIUM INC.,

as Issuer

AND

THE BANK OF NEW YORK MELLON,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 18, 2014

To

Indenture dated as of May 16, 2006, as amended by the First Supplemental Indenture, dated as of

October 1, 2012, between Agrium Inc., as Issuer, and The Bank of New York Mellon, as

successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), successor to J.P. Morgan

Trust Company, N.A., as Trustee, providing for the issue of Securities

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) is made as of the 18th day of November, 2014, between Agrium Inc. (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, by an indenture made as of May 16, 2006, as amended by the First Supplemental Indenture dated as of October 1, 2012, between the Company and a predecessor to the Trustee, provision was made for the issue of securities of the Company in one or more series (such indenture, including as so amended, the “Indenture”);

WHEREAS under and in accordance with the terms of the Indenture, there have heretofore been issued six series of securities;

WHEREAS Section 301 of the Indenture provides that the aggregate principal amount of securities which may be issued thereunder is unlimited but securities may be issued only upon and subject to the conditions and limitations set forth therein;

WHEREAS the Company desires and may from time to time desire to issue Securities (as defined herein) having the attributes and characteristics hereinafter set forth;

WHEREAS the Company is not in default under the Indenture;

WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions passed to authorize the execution and delivery of this Second Supplemental Indenture and to make the same legal, valid and binding upon the Company;

WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not the Trustee; and

WHEREAS the Company is permitted to enter into this Second Supplemental Indenture pursuant to Section 901 of the Indenture with the intent that the provisions of this Second Supplemental Indenture will apply only to the Securities;

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Second Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1 – DEFINITIONS

1.01	General.

Capitalized terms used but not defined in this Second Supplemental Indenture shall have the specified meanings set forth in the Indenture. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

“Securities” has the meaning set forth in the Indenture, except that it shall not include the 7.125% Debentures due May 23, 2036, the 6.750% Debentures due January 15, 2019, the 6.125% Debentures due January 15, 2041, the 3.150% Debentures due October 1, 2022, the 3.500% Debentures due June 1, 2023 and the 4.900% Debentures due June 1, 2043.

1.02	Application to Securities Only.

The provisions of this Second Supplemental Indenture shall only be applicable to the Securities.

ARTICLE 2 – AMENDMENT

2.01	Events of Default.

Section 501(5) of the Indenture is deleted in its entirety.

ARTICLE 3 – MISCELLANEOUS

3.01	Effectiveness.

This Second Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this Second Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and the rights of every Holder of Securities shall hereafter be determined, exercised and enforced subject in all respects to the terms of this Second Supplemental Indenture, and all the terms and conditions of the Indenture as amended or supplemented by this Second Supplemental Indenture for any and all purposes.

3.02	Indenture Remains in Full Force and Effect.

Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

3.03	Indenture and Second Supplemental Indenture Construed Together.

This Second Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

3.04	Confirmation and Preservation of Indenture.

The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

3.05	Trust Indenture Legislation Controls.

Each of the Company and the Trustee agrees to comply with the provisions of the Trust Indenture Legislation, to the extent applicable, in connection with this Second Supplemental Indenture and any action to be taken hereunder. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any mandatory requirement of the Trust Indenture Legislation, such mandatory requirement shall prevail.

3.06	Severability.

In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.07	Headings.

The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

3.08	Benefits of Supplemental Indenture, etc.

Nothing in this Second Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

3.09	Successors and Assigns.

All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns.

3.10	Trustee Not Responsible for Recitals.

The statements and recitals contained herein shall be taken as the statements of the Company, and the Trustee shall not be liable for or assume any responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Second Supplemental Indenture or the due authorization of this Second Supplemental Indenture by the Company.

3.11	Certain Duties and Responsibilities of the Trustee.

In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

3.12	Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECOND SUPPLEMENTAL INDENTURE.

3.13	Counterpart Originals.

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date and year first above written.

AGRIUM INC., as Issuer

By:	/s/ Angela Lekatsas
Name: Angela Lekatsas Title: Vice President and Treasurer

By:	/s/ Gary J. Daniel
Name: Gary J. Daniel Title: Corporate Secretary & Senior Legal Counsel

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin Title: Vice President

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